Exhibit 99.2

July 22, 2026 Progress Software to Acquire Domo’s AI and Data Platform Business Supplemental Information

2 © 2026 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved. Note Regarding Forward - Looking Statements This slide presentation contains statements that are “forward - looking statements” within the meaning of Section 27A of the Secur ities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward - looking statements with wo rds like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other term s o f similar meaning or the use of future dates. Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the fo rwa rd looking statements include: Progress’ ability to close the proposed transaction, the expected time of closing or the expected benefits therefore; uncertainties as to the effe cts of disruption from the acquisition of Domo making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entitie s; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or Domo’s control; transaction costs; actual or contingent li abi lities; uncertainties as to whether anticipated synergies or tax benefits will be realized; and uncertainties as to whether Domo’s business will be successfully integrated w ith Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities a nd Exchange Commission, including its Annual Report on Form 10 - K for the fiscal year ended November 30, 2025. Progress undertakes no obligation to update any forward - looking statements, which speak only as of the date of this presentation. Non - GAAP Metrics This slide presentation contains certain non - GAAP financial measures, including revenue, ARR, and pro forma net leverage. These measures are provided solely as supplemental information and are not intended to be considered in isolation or as a substitute for the comparable GAAP measur es; these measures reflect assumptions and expected synergies from the transaction and are subject to risks and uncertainties. Progress is unable to provide a reconcili ati on of the projected non - GAAP measures provided herein to the relevant projected GAAP measures without unreasonable effort because certain items necessary to calcul ate such GAAP measures are inherently uncertain and dependent on future events. A reconciliation of Progress’ GAAP to non - GAAP historical financial data is available in our public filings. © 2026 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved.

Domo – Overview of Proposed Transaction

Key Terms

- Purchase Price $400M (~$355M after expected tax benefits on NPV basis, net cash at close, and seller transaction expenses)
  - Asset purchase structure – PRGS is acquiring substantially all of the assets and only certain liabilities of Domo
  - Domo brand name and marks will transfer to Progress
- Domo, Inc. will remain a publicly-listed company, and will operate under new name & ticker post-closing
- Irrevocable commitment to approve transaction by Domo's controlling stockholder

Financing & Leverage

- Funding with cash on hand and borrowings under existing $1.5B Revolver
- No material impact to pro forma net leverage ratio, expected to remain ***below*** 3.0X
- Similar to past acquisitions, Progress expects to de-lever aggressively after closing

Integration & Timeline

- Closing expected in Fiscal Q4 2026
- Cost synergies expected to be fully realized by end of FY2027
- Targeting pro forma operating margins similar to past deals

Transaction Overview	
($ millions)	
Headline Purchase Price	**$400**
(-) Minimum Closing Cash	*($25)*
(-) NPV of Tax Basis Step-Up	*($35)*
(+) Transaction Expenses	*$15*
Effective Purchase Price	**$355**

Progress
© 2026 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved.
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4 © 2024 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved. Strategic Rationale 4 1. Domo ARR contribution based upon Progress reporting and definition policies, and excluding seat - based licenses. 6 x Significantly Expands our Progress Data Platform Portfolio x Accelerates foundational capabilities for the “AI - Ready Data Layer” enabling enterprise AI deployment at scale x Adds Scaled Customer Base & Strategic Ecosystem, ~2,400 loyal global customers with 86% (of ARR) on consumption pricing model x Attractive purchase price with advantageous transaction structure

Who is Domo?

Cloud-native, data-readiness platform that unifies enterprise data, analytics, automation, and AI-powered applications in real time

DOMO

AI Data-Readiness Platform

Agentic Orchestration & Governance

Cloud Native

86%
Consumption Contracts

100%+
Consumption Native NRR

1,000+
API Connectors

~2.4K
Customers

1. Domo ARR contribution based upon Progress reporting and definition policies, and excluding seat-based licenses.

Progress

© 2026 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved.

Domo Platform

Integrates With 1,000+ Pre-Built Connectors

Connect data from anywhere in minutes

1

SAP, snowflake, Google Analytics, amazon REDSHIFT, hadoop, ORACLE, salesforce, MySQL, amazon S3, Google Sheets, Jira Software, Meta, ORACLE NETSUITE, zendesk

Federated Connectors

Proprietary System Connectors

On-Prem Connectors

Cloud Connectors

File Upload Connectors

INTEGRATE

1 Cloud Sources | Native APIs

EDW / Data Lake | On Premises

EXTEND

Visualizations | Dashboards

Apps | Embedded Analytics

Data Science | Data Engineering

AUTOMATE

AI Agents & Workflow 2

2 Powerful Agentic AI At The Center Of Data Workflows For Automation

Intelligent business agents that turn insights into action



Describe Goals
Structured
AI Agent
LLM
Instructions
Knowledge
Tools
Systems
Agents
Unstructured

Key Products

- Domo Integration
- Magic Transform
- Domo BI
- Domo Apps
- Agent Catalyst
- Domo Everywhere

Progress

© 2026 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved.

6

Context + Control: Accelerating the AI-Ready Enterprise

- Data Direct
- MarkLogic
- Semaphore
- Agentic RAG


Progress
Data Platform
DOMO

- Domo Integration
- Magic ETL
- Agent Catalyst
- App Catalyst

Progress and Domo Are Better Together

Governed Data In, Trusted AI Action Out » Deeper Insights & Automation » Agentic Workflow Enablement

Progress
© 2026 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved.
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Proven M&A Strategy Driving Sustainable Growth

TOTAL GROWTH STRATEGY
Driving scale & market leadership across the entire portfolio



Ipswitch
Chef
Kemp
MarkLogic
ShareFile
Nuclia
Domo
TTM Rev ~$318M[2,3]
~15%
Revenue CAGR
FY2018–FY2025
~2.6x
Revenue growth
since FY2018
Total Growth Strategy launched
$379M
$432M
$456M
$557M
$611M
$698M
$753M
$978M
~$1B[1]
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026E

[1] Based on current midpoint of Progress Guidance, updated on June 30, 2026
[2] Domo TTM revenue, as of April 2026
[3] Deal close expected by end of FY2026

All financial results shown are on a non-GAAP basis

Progress

© 2026 Progress Software Corporation and/or its subsidiaries or affiliates. All rights reserved.

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